UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

SILVER SPRING NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 21, 2014

To Our Stockholders,

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Silver Spring Networks, Inc. The meeting will be held on Thursday, June 5, 2014 at 2:00 p.m. (Pacific Time). We are pleased to announce that the annual meeting will be held completely virtual via a live interactive audio webcast on the Internet. You will be able to attend, vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/ssni2014.

Under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to our stockholders over the Internet. We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. On or about April 21, 2014, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2014 Annual Meeting of Stockholders and our 2013 annual report on Form 10-K. The Notice also provides instructions on how to vote through the Internet or by telephone and includes instructions on how to request a paper copy of the proxy materials by mail.

The matters to be acted upon are described in the accompanying notice of annual meeting and proxy statement.

Please use this opportunity to take part in our company’s affairs by voting on the business to come before the meeting. Whether or not you plan to attend the meeting, please vote on the Internet or by telephone or request, sign and return a proxy card to ensure your representation at the meeting. Your vote is important.

We hope you are able to attend the meeting.

Sincerely,

Scott A. Lang

Chairman of our Board of Directors, President and

Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 5, 2014:

THIS PROXY STATEMENT AND THE 2013 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT

HTTP://IR.SILVERSPRINGNET.COM/PROXYMATERIALS

SILVER SPRING NETWORKS, INC.

555 Broadway Street

Redwood City, California 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders of Silver Spring Networks, Inc. (the “Company”) will be held on Thursday, June 5, 2014, at 2:00 p.m. (Pacific Time) via a live interactive audio webcast on the Internet.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1. To elect three Class I directors of the Company, each to serve until the third annual meeting of stockholders following this meeting and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

2. To re-approve the provisions of the Company’s 2012 Equity Incentive Plan related to Section 162(m) of the Internal Revenue Code of 1986, as amended, to preserve our ability to receive corporate income tax deductions that may become available pursuant to Section 162(m).

3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 7, 2014 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available during ordinary business hours at our Redwood City offices for examination by any stockholder for any purpose relating to the meeting.

Your vote as a Silver Spring Networks, Inc. stockholder is very important. Each share of stock that you own represents one vote. For questions regarding your stock ownership, if you are a registered holder, you can contact our transfer agent, Computershare, through their website at www.computershare.com or by phone at (877) 373-6374.

By Order of our Board of Directors,

Richard S. Arnold, Jr.

General Counsel and Secretary

Redwood City, California

April 21, 2014

Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Information About the Meeting” beginning on page 1 of the proxy statement and the instructions on the enclosed Notice of Internet Availability of Proxy Materials.

SILVER SPRING NETWORKS, INC.

PROXY STATEMENT FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

i

ii

SILVER SPRING NETWORKS, INC.

555 Broadway Street

Redwood City, California 94063

PROXY STATEMENT FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

April 21, 2014

GENERAL PROXY INFORMATION

Information About Solicitation and Voting

The accompanying proxy is solicited on behalf of the Board of Directors of Silver Spring Networks, Inc. (“we”, “us”, “our” or the “Company”) for use at our 2014 Annual Meeting of Stockholders (the “meeting”) to be held virtually via a live interactive audio webcast on the Internet on Thursday, June 5, 2014, at 2:00 p.m. (Pacific Time), and any adjournment or postponement thereof. If you held shares of our common stock on April 7, 2014, (the “record date”), you are invited to attend the meeting at www.virtualshareholdermeeting.com/ssni2014 and vote on the proposals described in this proxy statement.

Internet Availability of Proxy Materials

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about April 21, 2014, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our proxy statement and our 2013 annual report on Form 10-K. The Notice of Internet Availability also provides instructions on how to vote through the Internet or by telephone and includes instructions on how to request a paper copy of the proxy materials by mail.

This process is designed to reduce our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

General Information About the Meeting

Purpose of the Meeting

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the meeting, management will respond to questions from stockholders.

Record Date; Quorum

Only holders of record of common stock at the close of business on April 7, 2014, the record date, will be entitled to vote at the meeting. At the close of business on April 7, 2014, we had 48,196,894 shares of common stock outstanding and entitled to vote. The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 7, 2014, the record date. You may vote all shares owned by you as of April 7, 2014, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Stockholder of Record: Shares Registered in Your Name. If on April 7, 2014 your shares were registered directly in your name with our transfer agent, Computershare, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote through the Internet, by telephone, or if you request or receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 7, 2014 your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.

Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to our Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” all of the nominees or “WITHHOLD” your vote with respect to any of the nominees. Approval of Proposals 2 and 3 will be obtained if the number of votes cast “FOR” such proposal at the meeting exceeds the number of votes “AGAINST” such proposal. Abstentions (shares present at the meeting and voted “abstain”) are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on Proposal 1 or 2. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting.

Recommendations of our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

The Board of Directors recommends that you vote FOR all of the Class I directors named in this proxy statement (Proposal 1), FOR the re-approval of the 2012 Equity Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code (Proposal 2) and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014 (Proposal 3).

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•	vote through the Internet or by telephone—in order to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card. Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 4, 2014;

•	vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the envelope provided; or

•	vote by Internet during the meeting—instructions on how to attend and vote at the meeting are described at www.virtualshareholdermeeting.com/ssni2014. If a stockholder attends the meeting and votes his, her or its shares during the meeting via the voting instructions described at www.virtualshareholdermeeting.com/ssni2014, then any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts during the meeting. Further, if the shares are held of record by a broker and a stockholder wishes to vote at the meeting, he, she or it must obtain a proxy issued in his, her or its name from the record holder in accordance with the materials and instructions for voting provided by his, her or its broker.

Submitting your proxy (whether through the Internet, by telephone or by mail if you requested or received a paper proxy card) will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. You may either vote “FOR” all of the nominees to our Board of Directors, or you may withhold your vote from any nominee you specify. For Proposals 2 and 3, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access your proxy card and vote through the Internet or by telephone. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access each proxy card and vote each proxy card through the Internet or by telephone. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

The expenses of soliciting proxies will be paid by us. Following the original mailing of the soliciting materials, we and our agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Silver Spring Networks, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials, vote through the Internet and/or attend the meeting through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the meeting by:

•	delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again through the Internet or by telephone; or

•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the Internet; and

•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the meeting.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available on the Investor Relations section of our website, which is located at http://ir.silverspringnet.com, by clicking on “Corporate Governance,” under “Governance Documents.” The Corporate Governance Guidelines are reviewed at least annually by our Nominating and Governance Committee, and changes are recommended to our Board of Directors with respect to changes as warranted.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our Board of Directors shall be free to choose its Chairman in any way that it considers in the best interests of our company, and that the Nominating and Governance Committee shall periodically consider the leadership structure of our Board of Directors and make such recommendations to our Board of Directors with respect thereto as the Nominating and Governance Committee deems appropriate. Our Corporate Governance Guidelines also provide that, when the positions of Chairman and Chief Executive Officer are held by the same person, the independent directors shall designate a “Lead Director.”

Our Board of Directors determined that combining the positions of Chairman and Chief Executive Officer and establishing a Lead Director was in our best interests and those of our stockholders. Mr. Lang has led our company for over nine years, during which our business has grown substantially. Our Board of Directors believes that Mr. Lang’s strategic vision for our business growth combined with his in-depth knowledge of our networking platform and solutions, operations, customers and competition makes him well qualified to serve as both Chairman and Chief Executive Officer.

The role given to the Lead Director helps ensure a strong independent and active Board of Directors. Our Lead Director’s duties include, among other things, the nonexclusive authority to preside over meetings of the non-executive directors of our Board of Directors, to supervise the self evaluations of directors and our Board of Directors’ determination of the independence of its directors and to hold such other powers and carry out such other duties as are also granted to the Chairman of our Board of Directors. Warren Weiss was appointed as Lead Director in February 2011.

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management are undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking and reviews the steps management has taken to monitor or mitigate compensation-related risk exposures.

Independence of Directors

Our Board of Directors determines the independence of our directors by applying the independence principles and standards established by the New York Stock Exchange, or NYSE. These provide that a director is independent only if our Board of Directors affirmatively determines that the director has no direct or indirect material relationship with our company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

Applying these standards, our Board of Directors annually reviews the independence of the company’s directors, taking into account all relevant facts and circumstances. In its most recent review, our Board of Directors considered, among other things, the relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Based upon this review, our Board of Directors has determined that the following members of our Board of Directors are currently independent as determined under the rules of the NYSE:

Thomas R. Kuhn Corbin A. McNeill, Jr. Jonathan Schwartz Richard A. Simonson	Laura D. Tyson Peter Van Camp Warren M. Weiss Thomas H. Werner

Committees of our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The composition and responsibilities of each committee are described below. Copies of the charters for each committee are available, without charge, upon request in writing to Silver Spring Networks, Inc., 555 Broadway Street, Redwood City, California 94063, Attn: General Counsel or by clicking on “Corporate Governance” in the investor relations section of our website, http://ir.silverspringnet.com. Members serve on these committees until their resignations or until otherwise determined by our Board of Directors.

Audit Committee

Our Audit Committee is comprised of Mr. Simonson, who is the chair of the Audit Committee, and Messrs. McNeill and Van Camp. The composition of our Audit Committee meets the requirements for independence under the current NYSE and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Mr. Simonson is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended, or the Securities Act. The designation does not impose on Mr. Simonson any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors. All audit services to be provided to us and all permissible non-audit services to be provided to us by our independent registered public accounting firm will be approved in advance by our Audit Committee. Our Audit Committee, among other things:

•	selects a firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helps to ensure the independence of the independent registered public accounting firm;

•	discusses the scope and results of the audit with the independent registered public accounting firm, and review, with management and that firm, our interim and year-end operating results;

•	develops procedures for employees to submit anonymously concerns about questionable accounting or audit matters;

•	considers the adequacy of our internal accounting controls and audit procedures; and

•	approves or, as permitted, pre-approves all audit and non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our Compensation Committee is comprised of Mr. Werner, who is the chair of the Compensation Committee, and Messrs. Schwartz and Weiss. The composition of our Compensation Committee meets the requirements for independence under the current New York Stock Exchange and SEC rules and regulations. The purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors relating to compensation of our executive officers. Our Compensation Committee, among other things:

•	reviews and approves, or recommends that our Board of Directors approves, the compensation of our executive officers;

•	reviews and recommends to our Board of Directors the compensation of our directors;

•	reviews and approves the terms of any material agreements with our executive officers;

•	administers our stock and equity incentive plans;

•	reviews and makes recommendations to our Board of Directors with respect to incentive compensation and equity plans; and

•	establishes and reviews our overall compensation philosophy.

Nominating and Governance Committee

Our Nominating and Governance Committee is comprised of Mr. McNeill, who is the chair of the Nominating and Governance Committee, and Mr. Kuhn and Dr. Tyson. The composition of our Nominating and Governance Committee meets the requirements for independence under the current NYSE and SEC rules and regulations. Our Nominating and Governance Committee, among other things:

•	identifies, evaluates and recommends nominees to our Board of Directors and committees of our Board of Directors;

•	conducts searches for appropriate directors;

•	evaluates the performance of our Board of Directors;

•	considers and makes recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;

•	reviews related party transactions and proposed waivers of the code of conduct;

•	reviews developments in corporate governance practices; and

•	evaluates the adequacy of our corporate governance practices and reporting.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during 2013 were Messrs. Schwartz, Weiss and Werner. None of the members of our Compensation Committee in 2013 was at any time during 2013 or at any other time an officer or employee of Silver Spring Networks or any of its subsidiaries, and none had or have any relationships with Silver Spring Networks that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during 2013.

Board and Committee Meetings and Attendance

During 2013, (1) our Board of Directors held nine meetings and acted by unanimous written consent three times, (2) the Audit Committee held five meetings, (3) the Compensation Committee held six meetings and acted by unanimous written consent six times, and (4) the Nominating and Governance Committee held three meetings. During 2013, each member of our Board of Directors participated in at least 75% of the aggregate of all meetings of our Board of Directors and the aggregate of all meetings of committees on which such member served, that were held during the period in which such director served during 2013.

Board Attendance at Annual Stockholders’ Meeting

It is our policy that directors are invited and encouraged to attend the annual meeting of stockholders. We completed our initial public offering (“IPO”) in March 2013, and this will be our first annual meeting of our stockholders as a public company.

Presiding Director of Non-Employee Director Meetings

The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our Lead Director, currently Mr.  Weiss, is the presiding director at these meetings.

Code of Business Conduct

We have adopted a code of business conduct that applies to all of our directors, officers and employees. Our Code of Business Conduct is posted on the investor relations section of our website located at http://ir.silverspringnet.com, by clicking on “Corporate Governance.” Any amendments or waivers of our Code of Business Conduct pertaining to a member of our Board of Directors or one of our executive officers will be disclosed on our website at the above-referenced address.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to our Board of Directors

Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Governance Committee in accordance with the committee’s charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines, and the criteria adopted by our Board of Directors regarding director candidate qualifications. In recommending candidates for nomination, the Nominating and Governance Committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the Nominating and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

The Nominating and Governance Committee considers stockholder recommendations for director candidates. The Nominating and Governance Committee has established the following procedure for stockholders to submit director nominee recommendations:

•	Our bylaws establish procedures pursuant to which a stockholder may nominate a person for election to our Board of Directors.

•	If a stockholder would like to recommend a director candidate for the next annual meeting, he or she must submit the recommendations by mail to our Corporate Secretary at our principal executive offices, not less than 75 or more than 105 days prior to the first anniversary of the previous year’s annual meeting.

•	Recommendations for a director candidate must be accompanied by all information relating to such person as would be required to be disclosed in solicitations of proxies for election of such nominee as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected.

•	The Nominating and Governance Committee considers nominees based on our need to fill vacancies or to expand our Board of Directors, and also considers our need to fill particular roles on our Board of Directors or committees thereof (e.g. independent director, audit committee financial expert, etc.).

•	The Nominating and Governance Committee evaluates candidates in accordance with its charter and policies regarding director qualifications, qualities and skills.

Director Qualifications

The goal of the Nominating and Governance Committee is to ensure that our Board of Directors possesses a variety of perspectives and skills derived from high-quality business and professional experience. The Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board of Directors. To this end, the Nominating and Governance Committee seeks nominees on the basis of, among other things, independence, character and integrity, professional and technical skills, financial and other expertise, breadth of experience, knowledge about our business or industry, diversity and willingness and ability to devote adequate time and effort to responsibilities of our Board of Directors, other areas that are expected to contribute to our Board of Directors’ overall effectiveness and needs of our Board of Directors and its committees. Although the Nominating and Governance Committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. In addition, while the Nominating and Governance Committee does not have a formal policy with respect to diversity, the Nominating and Governance Committee values members who represent diverse viewpoints. The Nominating and Governance Committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. When appropriate, the Nominating and Governance Committee may retain executive recruitment firms to assist it in identifying suitable candidates. After its evaluation of potential nominees, the Nominating and Governance Committee submits its chosen nominees to our Board of Directors for approval. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine directors and is divided into three classes with each class serving a three-year term, and with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at this meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2015 and 2016, respectively. At the recommendation of our Nominating and Governance Committee, our Board of Directors proposes that each of the three Class I nominees named below be elected as a Class I director for a three-year term expiring at the 2017 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Shares represented by proxies will be voted “FOR” the election of each of the three nominees named below, unless the proxy is marked to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected.

Information Regarding Nominees and Continuing Directors

Nominees to our Board of Directors

The nominees, and their ages and length of service on our Board of Directors as of March 31, 2014, are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. These descriptions include the experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

Name of Director/Nominee	Age	Director Since
Scott A. Lang	51	September 2004
Warren M. Weiss(1)	57	November 2003
Thomas H. Werner(1)	54	March 2009

(1)	Member of the Compensation Committee

Scott A. Lang has served as our President, Chief Executive Officer and as Chairman of our Board of Directors since September 2004. Prior to joining us, from 1988 to 2004 Mr. Lang worked at Perot Systems, a provider of information technology services and business solutions, most recently as Vice President of the Strategic Markets Group. Mr. Lang holds a B.S. in Business Administration from the University of Mississippi with a minor in Computer Science, and was a graduate of the Advanced Executive Program from The Kellogg School of Management at Northwestern University. As our President and Chief Executive Officer, Mr. Lang is the general manager of our entire business, directing our management team to achieve our strategic, financial and operating goals. His presence as a member of our Board of Directors brings his thorough knowledge of Silver Spring Networks into our Board of Directors’ strategic and policy-making discussions. He also brings his extensive experience as a senior executive in the information technology and business solution industries into deliberations regarding our strategy and operations.

Warren M. Weiss has served as a director since November 2003 and as Lead Director since February 2011. Mr. Weiss has been a general partner of Foundation Capital, LLC since October 2002. From July 2002 to October 2002, Mr. Weiss worked as an independent consultant, and from November 1999 to July 2002, he was the President and Chief Executive Officer at Asera Inc., a real-time software solutions provider. Mr. Weiss also serves as a board member of several private companies. Mr. Weiss holds a B.S. in Law Enforcement from Western Illinois University. As a director since 2003, and with his experience on several other boards of directors and industry experience, Mr. Weiss contributes his deep experience with our business and broader industry trends and best practices to our management team and Board of Directors.

Thomas H. Werner has served as a director since March 2009. Mr. Werner has served as the President and Chief Executive Officer and a member of Board of Directors of SunPower Corporation since June 2003 and was appointed Chairman of the Board of Directors of SunPower Corporation in May 2011. Prior to joining SunPower Corporation, Mr. Werner served as Chief Executive Officer of Silicon Light Machines, Inc., an optical solutions subsidiary of Cypress Semiconductor Corporation. From 1998 to 2001, Mr. Werner was Vice President and General Manager of the Business Connectivity Group of 3Com Corp., a network solutions company. Mr. Werner also serves as a board member of Cree, Inc. and one private company and is on the Board of Trustees at Marquette University. Mr. Werner holds a B.S. in industrial engineering from the University of Wisconsin, Madison, a B.S. in electrical engineering from Marquette University and an M.B.A. from George Washington University. Mr. Werner is an experienced chief executive officer of a publicly traded alternative energy company and brings to our Board of Directors technical expertise, significant executive leadership and operational management experience gained at businesses in the technology sector, and the green technology industry in particular.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF

EACH OF THE THREE NOMINATED DIRECTORS.

Continuing Directors

The directors who are serving for terms that end following the meeting, and their ages and length of service on our Board of Directors as of March 31, 2014, are provided in the table below. Additional biographical descriptions of each such director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

Name of Director	Age	Director Since
Class II Directors—Terms Expiring 2015:
Corbin A. McNeill(1)(3)	74	February 2005
Jonathan Schwartz(2)	48	April 2011
Peter Van Camp(1)	58	November 2013

Class III Directors—Terms Expiring 2016:
Thomas R. Kuhn(3)	67	February 2005
Richard A. Simonson(1)	55	October 2009
Laura D. Tyson(3)	66	June 2009

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Governance Committee

Corbin A. McNeill, Jr. has served as a director since February 2005. Mr. McNeill served as Chairman and co-Chief Executive Officer of Exelon Corporation, which was formed in October 2000 by the merger of PECO Energy Company and Unicom Corporation, until his retirement in 2002. Prior to the merger, he was Chairman, President and Chief Executive Officer of PECO Energy. Mr. McNeill also serves as a board member of Associated Electric & Gas Insurance Services Limited. Mr. McNeill served as Chairman of the Board of Portland General Electric from 2006 to 2013, a director of Ontario Power Generation Inc. from 2004 until 2012, and as a director of Owen-Illinois Corporation from 2004 to 2013. Mr. McNeill received his B.S. from the U.S. Naval Academy. He also completed the Senior Executive Program at the Stanford University Graduate School of Business. Mr. McNeill brings to our Board of Directors years of experience as the chief executive officer and director of utility companies. Mr. McNeill’s extensive experience with utility companies brings to our Board of Directors a useful perspective as utility companies are the end customers of our products.

Jonathan Schwartz has served as director since April 2011. Since April 2010, Mr. Schwartz has served as Chief Executive Officer of Care Zone, Inc., an internet service for family caregivers. From 1996 to February 2010, Mr. Schwartz served in various capacities at Sun Microsystems, Inc. prior to its acquisition by Oracle Corporation, including from April 2006 to February 2010 as Chief Executive Officer and a member of the board of directors. Prior to working at Sun, Mr. Schwartz was the founder, President and Chief Executive Officer of Lighthouse Design, Ltd., a software company, which was acquired by Sun in 1996, and he began his career with McKinsey & Company, Inc. Mr. Schwartz served as a director of Taleo Corporation, a software company, from August 2010 to April 2012 and is currently a board member of Moxie Software Inc., a software company. Mr. Schwartz holds a B.A. in Mathematics and Economics from Wesleyan University. Mr. Schwartz’s experience as the Chief Executive Officer of Sun, a global networking company, and his deep technology experience provide a valuable perspective to our Board of Directors.

Peter Van Camp has served as director since November 2013. Since April 2007, Mr. Van Camp has served as Executive Chairman of Equinix, Inc., a global data center company, where he also served as Chief Executive Officer from May 2000 to April 2007. From January 1997 to May 2000, Mr. Van Camp was employed at UUNET, the Internet division of MCI (formerly known as WorldCom), where he served as President of Internet Markets and as President of the Americas region. During the period from May 1995 to January 1997, Mr. Van Camp was President of Compuserve Network Services, an Internet access provider. Before holding this position, Mr. Van Camp held various positions at Compuserve, Inc. during the period from October 1982 to May 1995. He also served as a director of Packeteer, Inc., a public company, previously during the past five years. Mr. Van Camp holds a B.S. in Accounting with a concentration in Computer Science from Boston College. We believe that Mr. Van Camp’s long history at Equinix and understanding of the complexities of delivering and managing customer networks and infrastructure provide a valuable perspective to our Board of Directors.

Thomas R. Kuhn has served as a director since February 2005. Since 1990 Mr. Kuhn has served as the President of the Edison Electric Institute. Mr. Kuhn also serves as a board member of a private company. Mr. Kuhn holds a B.A. in Economics from Yale University and an M.B.A. from George Washington University. He also completed the Senior Executive Program at the Stanford University Graduate School of Business. As the President of the Edison Electric Institute, an association of United States shareholder-owned electric companies that represent approximately 70% of the U.S. electric power industry and whose membership also includes 70 international electric companies, Mr. Kuhn brings a valuable perspective of the trends and issues concerning the electric industry and electric companies, both domestically and globally, to our Board of Directors.

Richard A. Simonson has served as a director since October 2009. He is the Chief Financial Officer and Executive Vice President of Sabre Corporation, a technology solutions provider to the global travel and tourism industry, a position he has held since March 2013. From April 2011 until May 2012, Mr. Simonson served as Chief Financial Officer and President, Business Operations of Rearden Commerce, Inc., an e-commerce company. From November 2009 to June 2010, Mr. Simonson has served as Executive Vice President and head of the mobile phones and strategic sourcing devices unit of Nokia Corporation, a manufacturer of mobile devices and a leader in mobile network equipment, solutions and services. From January 2004 until November 2009, Mr. Simonson served as Executive Vice President and Chief Financial Officer of Nokia and from September 2001 until January 2004, Mr. Simonson served as Vice President & Head of Customer Finance of Nokia. He was a Managing Director in the Telecom & Media Investment Banking Group of Barclays Capital from January 2001 to September 2001. Prior to joining Barclays Capital, Mr. Simonson spent 16 years at Bank of America Securities where he held various positions, including Managing Director & Head of Global Project Finance, Global Corporate & Investment Bank in San Francisco and Chicago. Mr. Simonson also serves as a board member of Electronic Arts Inc. Mr. Simonson holds a B.S. degree from the Colorado School of Mines and an M.B.A. from Wharton School of Business at the University of Pennsylvania. Mr. Simonson is an experienced financial leader with the skills necessary to lead our Audit Committee. His service as chief financial officer at Nokia and senior finance positions with Barclays Capital and Bank of America Securities has provided him with extensive financial and accounting experience, particularly in the areas of accounting principles, financial reporting rules and regulations, as well as in evaluating financial results and generally overseeing the financial reporting process at a public company.

Laura D. Tyson has served as a director since June 2009. Dr. Tyson has been a Professor of Business Administration and Economics at the Walter A. Haas School of Business, University of California at Berkeley since January 2007. She is also the Director of the Institute for Business and Social Impact at the Haas School. She was Dean of London Business School, London, England, from January 2002 until December 2006 and the Dean of the Walter A. Haas School of Business at the University of California at Berkeley from July 1998 to December 2001. Dr. Tyson served as Professor of Economics and Business Administration at the University of California at Berkeley from 1997 to 1998. She was a member of President Clinton’s cabinet from January 1993 through December 1996. She served as National Economic Adviser to the President of the United States and the Chair of the National Economic Council from 1995 to 1996 and as Chair of the White House Council of Economic Advisers from 1993 to 1995. Dr. Tyson also serves as a board member of AT&T Inc., Morgan Stanley & Co. LLC, and CBRE. Dr. Tyson served as a director of Eastman Kodak Company from May 1997 until December 2011. Dr. Tyson holds a B.A. in Economics from Smith College and a Ph.D. in Economics from Massachusetts Institute of Technology. Dr. Tyson’s extensive experience in economics, government relations and international business and affairs, as well as her experience as a director of three large public companies, provides our Board of Directors with a unique perspective. In addition, Dr. Tyson’s experience and achievements as a leader of political and academic organizations provide our Board of Directors a valuable perspective in areas such as strategic planning, risk management and operations.

There are no familial relationships among our directors and officers.

Director Compensation

The following table provides the total compensation for each person who served as a non-employee member of our Board of Directors during 2013. Mr. Lang, who is President and Chief Executive Officer, receives no compensation for his service as a director, and is not included in this table. The compensation received by Mr. Lang as an employee is presented in “Summary Compensation Table” on page 28.

Director Compensation 2013

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Stock Awards ($)(2)	All Other Compensation ($)(4)	Total ($)
Benjamin Kortlang(5)	$64,500	$140,212	$37,815	$—	$242,527
Thomas R. Kuhn	57,000	176,479	37,820	1,265	272,564
Corbin A. McNeill, Jr.	74,500	175,612	37,848	1,204	289,164
Jonathan Schwartz	60,000	187,840	37,810	452	286,103
Richard A. Simonson	77,000	159,755	37,846	1,218	275,819
Laura D. Tyson	57,000	160,752	37,820	—	255,572
Peter Van Camp(6)	32,250	59,875	20,869	—	112,995
Warren M. Weiss	78,750	139,505	37,837	—	256,092
Thomas H. Werner	68,000	160,204	37,836	—	266,040

(1)	In lieu of receiving cash as payment of the annual cash retainer fees, each of the non-employee directors received a grant comprised of a mix of 75% options to purchase shares of our common stock and 25% restricted stock units, with the number of shares determined using a fair value calculation computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or “ASC 718.” The options and restricted stock units were granted on May 23, 2013, except for the grant to Mr. Van Camp which occurred on November 20, 2013 in connection with his appointment as a director.
(2)	Amounts listed under the “Option Awards” and “Stock Awards” columns represent the aggregate fair value amount computed as of the grant date of each option and award during 2013 in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 9 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our directors will only realize compensation for the stock options to the extent the trading price of our common stock is greater than the exercise price of such stock options. For information regarding the number of stock options and restricted stock units held by each non-employee director as of December 31, 2013, see the table below.

(3)	In 2013, as approved by our Board of Directors, we modified the stock options held by current employees and directors as of the date of our initial public offering with an exercise price of $34.90 per share or greater to reduce the exercise price to a price equal to the initial public offering price of $17.00 per share, which resulted in the modification of certain options granted to Messrs. Kuhn, McNeill, Schwartz, Simonson, Werner and Dr. Tyson. Amount reflected includes the incremental value of modified options.
(4)	The amounts in this column represent expenses in connection with attendance at Board of Directors’ meetings, including airfare, lodging, ground transportation and meals.
(5)	Benjamin Kortlang ceased to serve on our Board of Directors in August 2013.
(6)	Peter Van Camp began serving on our Board of Directors in November 2013.

Each person who served as a non-employee member of our Board of Directors during 2013 held the following aggregate number of shares of our common stock subject to outstanding stock options and restricted stock units as of December 31, 2013:

Name	Number of Shares Underlying Stock Options Held as of December 31, 2013	Number of Shares Underlying Restricted Stock Units Held as of December 31, 2013
Benjamin Kortlang	—	—
Thomas R. Kuhn	71,288	2,673
Corbin A. McNeill, Jr.	52,394	2,899
Jonathan Schwartz	33,270	2,711
Richard A. Simonson	47,587	2,931
Laura D. Tyson	46,038	2,673
Peter Van Camp	9,299	1,412
Warren M. Weiss	22,723	2,953
Thomas H. Werner	30,640	2,815

Following our initial public offering in March 2013, our non-employee directors are compensated with a combination of annual cash retainer fees and equity compensation.

Annual Cash Retainer Fees. Our non-employee directors receive the following annual cash retainer fees:

•	$52,000 for general board service;

•	$18,750 for the Lead Director;

•	$25,000 for the chair of our Audit Committee and $12,500 for each of its other members;

•	$16,000 for the chair of our Compensation Committee and $8,000 for each of its other members; and

•	$10,000 for the chair of our Nominating and Governance Committee and $5,000 for each of its other members.

If the director is elected or appointed at a time of year other than at the annual meeting of stockholders, the amount received is prorated based on length of service remaining until the next annual meeting. In lieu of receiving cash as payment of the annual cash retainer fees, the non-employee directors receive a grant comprised of a mix of 75% options to purchase shares of our common stock and 25% restricted stock units, with the number of shares determined using a fair value calculation computed in accordance with ASC 718.

Annual Equity Compensation. In addition to an annual cash retainer, our non-employee directors also receive the equivalent of $150,000 in equity compensation annually, which is granted as a mix of 75% options to purchase shares of our common stock and 25% restricted stock units, with the number of shares determined using a fair value calculation computed in accordance with ASC 718. If the director is elected or appointed at a time of year other than at the annual meeting of stockholders, the amount received is prorated based on length of service remaining until the next annual meeting. Beginning with the 2014 Annual Meeting of Stockholders, each non-employee director will automatically be granted the equity compensation awards immediately following each annual meeting. Each annual stock option and restricted stock unit award vest in full on the earlier of (i) the one-year anniversary of the date of grant, or (ii) the date of the next annual meeting of stockholders. Equity awards granted to non-employee directors accelerate and vest in full in the event of a change of control. The awards have 10-year terms and terminate three months following the date the director ceases to be one of our directors or consultants or 12 months following that date if the termination is due to death or disability.

Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their reasonable travel expenses incurred in attending board and committee meetings.

PROPOSAL NO. 2

RE-APPROVAL OF THE PROVISIONS OF THE 2012 EQUITY INCENTIVE PLAN RELATED TO

SECTION 162(M) OF THE INTERNAL REVENUE CODE

General

Our 2012 Equity Incentive Plan, or Plan, was originally adopted by our Board of Directors in July 2011, approved by our stockholders in September 2012, and became effective in March 2013. The Plan provides for the grant of awards to eligible employees, directors, consultants, independent contractors and advisors in the form of stock options, restricted stock awards (RSAs), stock appreciation rights (SARs), restricted stock units (RSUs), performance awards and stock bonuses.

We are asking stockholders to re-approve the provisions of the Plan related to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), so that certain grants made under the Plan to “covered employees” (as defined in Section 162(m) of the Code) may potentially qualify as “performance-based compensation” under Section 162(m) and therefore continue to be exempt from the cap on our tax deductions for compensation in excess of $1 million per covered employee in any one year. The Plan specifies the share and dollar limits and objective performance measures which the Compensation Committee may choose from as the basis for granting and/or vesting of “performance-based” equity compensation. Approval of this proposal will not result in any increase to the number of shares of our common stock available for issuance under the Plan. No other changes are being proposed with regard to the terms of the Plan. If the re-approval of the provisions of the Plan related to Section 162(m) does not occur, certain grants under the plan may not be tax deductible.

Proposal

Our stockholders’ re-approval of the provisions of our Plan related to Section 162(m) will continue to provide us with the potential benefit of tax deductions associated with certain types of executive compensation. The material terms of the Plan are described under “Summary of the Plan” below.

Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to our chief executive officer, and our three other highest paid executive officers, excluding our chief financial officer, to the extent that any of these persons receive more than $1 million in compensation in any single year. Compensation includes cash compensation, ordinary income arising from the exercise of nonqualified stock options, restricted stock awards, restricted stock units and stock appreciation rights, and ordinary income arising from disqualifying dispositions of incentive stock options. However, to the extent the compensation qualifies as “performance-based” for Section 162(m) purposes, we can deduct it for federal income tax purposes without regard to the $1 million limit. This proposal seeks to qualify our performance-based equity compensation for exemption under Section 162(m). Because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of formal guidance thereunder, we cannot guarantee that the awards under the Plan will qualify for exemption under Section 162(m). However, the Plan is structured with the intention that the Compensation Committee will have the discretion to make awards under the Plan that would qualify as “performance-based compensation” and be fully deductible if stockholder approval is obtained.

A favorable vote for this proposal will allow us to potentially continue to deduct performance-based equity compensation without regard to the $1 million limit and provide us with potentially significant future tax benefits and associated cash flows. An unfavorable vote for this proposal would not permit us to obtain any future tax deductions for compensation, including performance-based equity compensation, in excess of $1 million paid to our chief executive officer and our three other most highly compensated officers, excluding our chief financial officer, pursuant to the Plan.

We believe that the re-approval of the provisions of our Plan related to Section 162(m) and the ability to continue to grant awards in a tax-efficient manner are important to our success. The Compensation Committee believes that awards under the Plan, including performance-based awards, motivate high levels of performance, align the interests of employees and stockholders by giving employees the perspective of an owner with an equity stake in the company, and provide an effective means of recognizing employee contributions to our success. The Compensation Committee believes that equity awards are a competitive necessity in the environment in which we operate, and are essential to recruiting and retaining the highly qualified technical and other key personnel who help us meet our goals, as well as rewarding and encouraging current employees. As a result, in April 2014, our Board of Directors approved the submission of the Plan to our stockholders for re-approval of its material terms related to Section 162(m) to allow us to continue to deduct certain executive compensation.

Summary of the Plan

Background

Our Board of Directors originally adopted the Plan in July 2011 and our stockholders approved the Plan in September 2012. The Plan became effective in March 2013 and will terminate in March 2023. The Plan authorizes the award of stock options, restricted stock awards, stock appreciation rights, restricted stock units, performance awards and stock bonuses.

Administration

Our Plan is administered by our Compensation Committee, all of the members of which are non-employee directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws, or by our Board of Directors acting in place of the Compensation Committee. Our Compensation Committee has the authority to construe and interpret our Plan, grant and determine the terms of each award, including the exercise price, the number of shares subject to the award, the exercisability of the award and the form of consideration payable upon exercise of the award, and make all other determinations necessary or advisable for the administration of the plan. The Compensation Committee also has the authority to institute an exchange program whereby outstanding awards may be surrendered, cancelled or exchanged.

Share Reserve

The Plan was approved with a reserve of 6,631,161 shares, which consists of approximately 3.4 million shares of our common stock reserved for future issuance under the Plan and shares of common stock previously reserved but unissued under the 2003 Stock Option Plan, or 2003 Plan. In addition, any shares of common stock subject to outstanding awards under the 2003 Plan that are issuable upon the exercise of options that expire without having been exercised in full, are forfeited or repurchased by us at the original purchase price will be available for future grant and issuance under the Plan. In addition, shares of common stock subject to an option or stock appreciation right granted under our Plan that cease to be subject to the option or stock appreciation right for any reason other than exercise of the option or stock appreciation right, shares subject to awards granted under our Plan that are subsequently forfeited or repurchased by us at the original issue price, shares subject to awards granted under our Plan that otherwise terminate without shares being issued, and shares surrendered, cancelled, or exchanged for cash or a different award (or combination thereof) will be available for future grant and issuance under the plan. Further, shares of our common stock that are used to pay the exercise price or withholding obligations related to any award will be available for future grant and issuance under the plan.

Additionally, the Plan provides for automatic increases in the number of shares available for issuance under it on January 1 of each of the first nine calendar years during the term of the Plan by the lesser of 4% of the number of shares of common stock issued and outstanding on each December 31 immediately prior to the date of increase, or such number of shares determined by our Board of Directors.

Subject to the terms of the Plan, the reserve under the Plan, the awards outstanding, applicable exercise prices, and the limits described in this proposal would be proportionately adjusted if the number of our outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure, in each case, without consideration.

Equity Awards

The Plan permits us to grant the following types of awards:

Stock Options. The Plan provides for the grant of incentive stock options that qualify under Section 422 of the Code only to our employees and those of any parent or subsidiary of ours. All awards other than incentive stock options may be granted to our employees, directors, consultants, independent contractors and advisors. The exercise price of stock options must be at least equal to 100% of the fair market value of our common stock on the date of grant, and the exercise price of incentive stock options granted to 10% or greater stockholders must be at least equal to 110% of the fair market value of our common stock on that date.

Our Compensation Committee may provide for stock options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. Stock options may vest based on time or achievement of performance conditions. In general, stock options will vest over a four-year period. After termination of services, a stock option may be exercised for the period of time stated in the stock option agreement. Generally, if termination is due to death or disability, the stock option will remain exercisable for 12 months. In all other cases, the stock option will generally remain exercisable for 3 months. Stock options will generally terminate immediately upon termination of employment for cause. The maximum term of stock options granted under the Plan is 10 years, with a maximum term of 5 years for incentive stock options granted to 10% or greater stockholders.

Restricted Stock Awards. A restricted stock award is an offer by us to sell shares of our common stock subject to restrictions. The price, if any, of a restricted stock award will be determined by our Compensation Committee. Unless otherwise determined by our Compensation Committee at the time of award, vesting will cease on the date the holder no longer provides services to us and unvested shares will be repurchased or forfeited to us. Restricted stock awards may vest based on time or achievement of performance conditions.

Stock Bonuses. Stock bonuses are awards of shares of our common stock that are granted as additional compensation for service and/or performance. Payment from the holder is not required for stock bonuses, and stock bonuses are generally not subject to vesting.

Stock Appreciation Rights. Stock appreciation rights provide for a payment, or payments, in cash or shares of our common stock, to the holder based upon the increase in the fair market value of our common stock on the date of exercise from the stated exercise price (subject to any maximum number of shares as may be specified in the applicable award agreement). Stock appreciation rights may vest based on time or achievement of performance conditions. Stock appreciation rights expire under the same rules that apply to stock options.

Restricted Stock Units. Restricted stock units represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of the holder’s services to us or the holder’s failure to achieve certain performance conditions. If a restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit agreement, we may deliver to the holder of the restricted stock unit whole shares of our common stock, which may be subject to additional restrictions, cash or a combination of our common stock and cash.

Performance Shares. Performance shares are awards denominated in shares of our common stock that may be settled in cash or by issuance of those shares only if performance goals established by our Compensation Committee have been achieved or the awards otherwise vest.

Modification of Outstanding Awards

Subject to the terms of the Plan, the administrator has the authority to reprice without prior stockholder approval any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Section 162(m) Limit

No participant may be granted stock awards covering more than 600,000 shares of our common stock under the Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards except new employees or directors, who may receive up to a maximum of 1,200,000 shares in the calendar year in which they commence their employment. Additionally, no participant may be granted in a calendar year a performance stock award or a performance cash award having a maximum value in excess of $10.0 million under the Plan. Such limitations are designed to help assure that any deductions to which we would otherwise be entitled with respect to such awards will not be subject to the $1.0 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code.

Performance Awards

The Plan permits the grant of performance-based equity awards, including stock options, restricted stock units, restricted stock awards and stock appreciation rights, and cash awards that may qualify as performance-based compensation that is not subject to the $1.0 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code. To help assure that the compensation attributable to performance-based awards will so qualify, our Compensation Committee can structure such awards so that the equity awards or cash will be issued or paid pursuant to such award only following the achievement of specified pre-established performance goals during a designated performance period. Such performance goals must be established by our Compensation Committee in writing within certain time limits as prescribed under Section 162(m).

The Compensation Committee may select performance factors from among the following objective measures, either individually, alternatively, or in any combination, applied to Silver Spring Networks as a whole or any business unit or subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established with respect to applicable awards have been satisfied: (a) profit before tax; (b) non-GAAP revenue, or billings; (c) revenue; (d) net revenue; (e) earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings); (f) operating income; (g) operating margin; (h) operating profit; (i) controllable operating profit, or net operating profit; (j) net profit; (k) gross margin; (l) operating expenses or operating expenses as a percentage of revenue; (m) net income; (n) earnings per share; (o) total stockholder return; (p) market share; (q) return on assets or net assets; (r) our stock price; (s) growth in stockholder value relative to a pre-determined index; (t) return on equity; (u) return on invested capital; (v) cash flow (including free cash flow or operating cash flows); (w) cash conversion cycle; (x) economic value added; (y) individual confidential business objectives; (z) contract awards or backlog; (aa) overhead or other expense reduction; (bb) credit rating; (cc) strategic plan development and implementation; (dd) succession plan development and implementation; (ee) improvement in workforce diversity; (ff) customer indicators; (gg) new product invention or innovation; (hh) attainment of research and development milestones; (ii) improvements in productivity; (jj) bookings; and (kk) attainment of objective operating goals and employee metrics. The Compensation Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the performance factors to preserve the Compensation Committee’s original intent regarding the performance factors at the time of the initial award grant and to prevent any increase in the level of compensation payable upon the attainment of such performance factors. It is within the sole discretion of the Compensation Committee to make or not make any such equitable adjustments.

Corporate Transactions

The Plan provides that in the event of a specified corporate transaction, including without limitation a consolidation, merger, change in control or similar transaction involving our company, the sale, lease or other disposition of all or substantially all of the assets of our company or the consolidated assets of our company and our subsidiaries, or a sale or disposition of at least 50% of the outstanding capital stock of our company, the administrator will determine how to treat each outstanding stock award. The administrator may:

•	arrange for the assumption, continuation or substitution of a stock award by a successor corporation;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

In the event that a successor corporation refuses to assume, convert, replace or substitute a stock award, then:

•	all stock awards will accelerate and any applicable rights of reacquisition or repurchase held by us will fully lapse; and

•	the administrator will notify participants that their awards will be exercisable for a period of time and provide for the award to expire upon the expiration of such period.

The administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner. To the extent permitted by law, the administrator may take different actions with respect to the vested and unvested portions of a stock award. Options granted to non-employee directors vest and become exercisable in full upon any of the corporate transactions described above.

Transferability of Awards

Generally, a participant may not transfer an award other than by will or the laws of descent and distribution unless the Compensation Committee permits the transfer of an award to certain authorized transferees, as set forth in the Plan.

Eligibility

The individuals eligible to participate in the Plan include our officers and other employees, our non-employee directors and any consultants. However, only employees may receive incentive stock options under the Plan and consultants and directors must render bona fide services not in connection with the offer and sale of our securities in a capital-raising transaction. As of March 31, 2014, we had eleven executive officers, eight non-employee directors and 619 other employees and consultants who were eligible to participate in the Plan.

Amendment and Termination

Our Board of Directors may amend or terminate the Plan at any time, subject to stockholder approval where required. In addition, no amendment that is detrimental to a participant in the Plan may be made to an outstanding award without the consent of the affected participant. The Plan terminates on the tenth anniversary of the date our Board of Directors adopted the Plan.

The summary of the Plan provided above is a summary of the principal features of the Plan. This summary however, does not purport to be a complete description of all of the provisions of the Plan. It is qualified in its entirety by references to the full text of the Plan. A copy of the Plan has been filed with the Securities and Exchange Commission as Exhibit 10.3 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed on November 7, 2013, and any stockholder who wishes to obtain a copy of the Plan may do so by written request.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to awards granted under the Plan based on federal income tax laws in effect on the date of this proxy statement.

This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant. The summary does not discuss the tax laws of any state, municipality, or foreign jurisdiction, or the gift, estate, excise, payroll, or other tax laws other than federal income tax law. This summary does not discuss the impact of Section 280G of the Code governing parachute payments or Section 409A of the Code governing nonqualified deferred compensation plans. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because circumstances may vary, we advise all participants to consult their own tax advisors under all circumstances.

A recipient of an option or stock appreciation right will not recognize taxable income upon the grant of those awards. For nonqualified stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (currently more than two years from the date of grant and more than one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any additional gain recognized on the sale generally will be a capital gain. Different and complex rules may apply to incentive stock options which are early exercisable, and we encourage participants holding such any such award to seek the advice of their own tax counsel.

For restricted stock awards, unless vested or the recipient elects under Section 83(b) of the Code to be taxed at the time of grant, the recipient will not have taxable income upon the grant, but will recognize ordinary income upon vesting equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

A holder of restricted stock units does not recognize taxable income when the award is granted. When vested restricted stock units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

A grant of a performance award has no federal income tax consequences at the time of grant. The participant will generally include in ordinary income the fair market value of the shares of stock, or cash, delivered to the participant upon settlement, which generally occurs at the time the award vests.

The implications of Section 162(m) of the Code are discussed above under the heading “Proposal” and “Section 162(m) Limit.”

ERISA Information

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

New Plan Benefits

All awards to directors, executive officers, employees and consultants are made at the discretion of the Plan administrator. Future awards to our directors, officers, employees and consultants under the Plan are discretionary. As a result, the benefits and amounts that will be received or allocated under the Plan are not determinable at this time. We have therefore not included a table that reflects such awards.

History of Grants Under the Plan

As of March 31, 2014, from the inception of the Plan, (i) options to purchase a total of 10,850,530 shares had been granted under the Plan, of which 2,227,635 had been exercised and 3,998,914 were cancelled, and (ii) a total of 3,962,386 restricted stock units were granted under the Plan, of which 1,036,590 were settled for shares of common stock and 213,108 were cancelled. The options outstanding as of March 31, 2014 had a weighted-average exercise price of $12.003 per share. The closing price per share of our common stock as reported by the New York Stock Exchange on March 31, 2014 was $17.38. The following table summarizes the grants made to our named executive officers, all current executive officers as a group, all current non-employee directors as a group, and all current employees (excluding our executive officers and directors) as a group, from the inception of the Plan through March 31, 2014:

Name and Position	Number of Options Granted	Number of Shares and Restricted Stock Units Granted
Scott A. Lang Chairman of the Board, President, Chief Executive Officer	700,498	761,885
James P. Burns Executive Vice President and Chief Financial Officer	148,000	74,000
John R. Joyce Vice Chairman and Executive Vice President	252,500	160,648
All current executive officers (11 persons)	2,613,886	1,933,648
All current non-employee directors (8 persons)	399,239	21,067
All current employees (excluding executive officers)	2,721,881	2,823,205

Certain Interests of Directors

In considering the recommendation of our Board of Directors with respect to the approval of the material terms of the Plan, stockholders should be aware that the members of our Board of Directors have certain interests, which may present them with conflicts of interest in connection with such proposal. As discussed above, directors are eligible to receive awards under the Plan. Please see Proposal No. 1—Election of Directors—Director Compensation for more detail about equity grants to our directors. Our Board of Directors recognizes that approval of this proposal may benefit our directors and their successors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RE-APPROVAL OF

THE PROVISIONS OF OUR 2012 EQUITY INCENTIVE PLAN RELATED TO SECTION 162(M) OF

THE INTERNAL REVENUE CODE.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Ernst & Young LLP as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2014. As a matter of good corporate governance, our Audit Committee has decided to submit its selection of principal independent registered public accounting firm to stockholders for ratification. In the event that Ernst & Young LLP is not ratified by our stockholders, our Audit Committee will review its future selection of Ernst & Young LLP as our principal independent registered public accounting firm.

Ernst & Young LLP audited our financial statements for the year ended December 31, 2013. Representatives of Ernst & Young LLP are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. In accordance with standard policy, Ernst & Young LLP periodically rotates the individuals who are responsible for our audit.

In addition to performing the audit of our consolidated financial statements, Ernst & Young LLP provided various other services during 2012 and 2013. Our Audit Committee has determined that Ernst & Young LLP’s provisioning of these services, which are described below, does not impair Ernst & Young LLP’s independence from us. The aggregate fees billed for 2012 and 2013 for each of the following categories of services are as follows:

Fees Billed to Silver Spring Networks	2012	2013
Audit fees(1)	$1,194,760	$1,246,397
Audit related fees(2)	—	—
Tax fees(3)	70,828	75,542
All other fees(4)	2,000	2,000

Total fees	$1,267,588	$1,323,939

(1)	“Audit fees” include fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements and advisory services on accounting matters that were addressed during the annual audit and quarterly review. This category also includes fees for services that were incurred in connection with statutory and regulatory filings or engagements, such as comfort letters related to our IPO, consents and review of documents filed with the SEC. Fees related to our IPO included in 2012 and 2013 amounted to $268,450 and $233,110, respectively.
(2)	“Audit related fees” include fees for professional services rendered that are reasonably related to the performance of the audit or review of our consolidated financial statements including subscription for the online library of accounting research literature.
(3)	“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters; assistance with sales tax; and assistance with tax audits.
(4)	“All other fees” consist of the aggregate fees billed in each of 2012 and 2013 for products and services provided by Ernst & Young LLP, other than included in “Audit Fees,” “Audit Related Fees” and “Tax Fees.”

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2014, by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 48,194,428 shares of our common stock outstanding on March 31, 2014. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable and restricted stock units that will vest within 60 days of March 31, 2014 to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each of the individuals and entities named below that owns 5% or more of our common stock is c/o Silver Spring Networks, Inc., 555 Broadway Street, Redwood City, California 94063.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
5% or Greater Stockholders
Entities affiliated with Foundation Capital(1)	12,264,108	25.4%
Entities affiliated with Waddell & Reed(2)	7,167,905	14.9
Entities affiliated with Kleiner Perkins Caufield & Byers(3)	4,201,989	8.7

Directors and Named Executive Officers:
Scott A. Lang(4)	792,837	1.6
James P. Burns	—	—
John R. Joyce(5)	281,313	*
Thomas R. Kuhn(6)	86,224	*
Corbin A. McNeill, Jr.(7)	95,292	*
Jonathan Schwartz(8)	40,981	*
Richard A. Simonson(9)	50,518	*
Laura D. Tyson(10)	48,711	*
Peter Van Camp(11)	10,711	*
Warren M. Weiss(12)	12,289,784	25.5
Thomas H. Werner(13)	49,705	*
All executive officers and directors as a group (19 persons)(14)	15,375,108	30.6

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)

Consists of 10,746,863 shares of common stock held by Foundation Capital IV, L.P., 84,866 shares of common stock held by FC IV Active Advisors Fund, LLC, 91,204 shares of common stock held by Foundation Capital IV Principals Fund, LLC, 1,326,357 shares of common stock held by Foundation Capital VI, L.P., and 14,818 shares of common stock held by Foundation Capital VI Principals Fund, LLC. Foundation Capital Management Co. IV, LLC is the general partner of Foundation Capital IV, L.P. and serves as the manager of FC IV Active Advisors Fund, LLC and Foundation Capital IV Principals Fund, LLC. William B. Elmore, Kathryn C. Gould, Paul R.

Holland, Paul G. Koontz, Michael N. Schuh and Warren M. Weiss are managing members of Foundation Capital Management Co. IV, LLC, and may be deemed to share voting and investment power over the shares owned by Foundation Capital IV, L.P., FC IV Active Advisors Fund, LLC and Foundation Capital IV Principals Fund, LLC. Each of the managing members of Foundation Capital Management Co. IV, LLC disclaims beneficial ownership in the shares held by the aforementioned entities except to the extent of his or her pecuniary interest therein. Foundation Capital Management Co. VI, LLC is the general partner of Foundation Capital VI, L.P. and serves as the manager of Foundation Capital VI Principals Fund, LLC. William B. Elmore, Paul R. Holland, Paul G. Koontz, Charles P. Moldow, Richard A. Redelfs, Michael N. Schuh, Steven P. Vassallo and Warren M. Weiss are the managing members of Foundation Capital Management Co. VI, LLC and may be deemed to share voting and investment power over the shares owned by Foundation Capital VI, L.P. and Foundation Capital VI Principals Fund, LLC. Each of the managing members of Foundation Capital Management Co. VI, LLC disclaims beneficial ownership in the shares held by the aforementioned entities except to the extent of his or her pecuniary interest therein. The address of the entities affiliated with Foundation Capital is 250 Middlefield Road, Menlo Park, California 94025.
(2)	Information is based on Amendment No. 1 to Schedule 13G filed with the SEC on February 7, 2014 by Waddell & Reed Financial, Inc., Waddell & Reed Financial Services, Inc., Waddell and Reed, Inc., Waddell & Reed Investment Management Company and Ivy Investment Management Company. Consists of 3,489,627 shares held by Waddell & Reed Investment Management Company, an investment advisory subsidiary of Waddell & Reed, Inc. and 3,678,278 shares held by Ivy Investment Management Company, an investment advisory subsidiary of Waddell & Reed Financial, Inc. Waddell & Reed, Inc. is a broker-dealer and underwriting subsidiary of Waddell & Reed Financial Services, Inc., a parent holding company. In turn, Waddell & Reed Financial Services, Inc. is a subsidiary of Waddell & Reed Financial, Inc., a publicly traded company. The address of entities affiliated with Waddell & Reed is 6300 Lamar Avenue, Overland Park, Kansas 66202.
(3)	Information is based on a Schedule 13G filed with the SEC on February 14, 2014 by KPCB Green Growth Fund LLC and KPCB GGF Associates, LLC. Consists of 4,201,989 shares, all of which are directly owned by KPCB Green Growth Fund LLC. KPCB GGF Associates, LLC, the managing member of KPCB Green Growth Fund LLC, may be deemed to have sole power to vote these shares. The address for KPCB Green Growth Fund, LLC and KPCB GGF Associates, LLC is c/o Kleiner Perkins Caufield & Byers, 2750 Sand Hill Road, Menlo Park, California 94025.
(4)	Consists of (i) 28,703 shares held by Mr. Lang, (ii) 86,372 shares of common stock held by family trusts of which Mr. Lang’s spouse is the trustee, (iii) 123,741 shares of common stock held by a revocable trust of which Mr. Lang is a co-trustee, (iv) options exercisable for 553,396 shares of common stock within 60 days of March 31, 2014, and (v) 625 shares of common stock issuable upon the settlement of restricted stock units that vest within 60 days of March 31, 2014.
(5)	Consists of (i) 62,643 shares of common stock held by Mr. Joyce, (ii) options exercisable for 218,436 shares of common stock within 60 days of March 31, 2014, and (iii) 234 shares of common stock issuable upon the settlement of restricted stock units that vest within 60 days of March 31, 2014.
(6)	Consists of (i) 18,763 shares of common stock held by Mr. Kuhn (ii) options exercisable for 64,788 shares of common stock within 60 days of March 31, 2014, and (iii) 2,673 shares of common stock issuable upon the settlement of restricted stock units that vest within 60 days of March 31, 2014.
(7)	Consists of (i) 12,957 shares of common stock held by family trusts of which Mr. McNeill is the trustee, (ii) 27,042 shares of common stock held by family trusts of which Mr. McNeill’s spouse is the trustee, (iii) options exercisable for 52,394 shares of common stock within 60 days of March 31, 2014, and (iv) 2,899 shares of common stock issuable upon the settlement of restricted stock units that vest within 60 days of March 31, 2014.
(8)	Consists of (i) 8,000 shares of common stock held by Mr. Schwartz, (ii) options exercisable for 30,270 shares of common stock within 60 days of March 31, 2014, and (iii) 2,711 shares of common stock issuable upon the settlement of restricted stock units that vest within 60 days of March 31, 2014.
(9)	Consists of (i) options exercisable for 47,587 shares of common stock within 60 days of March 31, 2014, and (ii) 2,931 shares of common stock issuable upon the settlement of restricted stock units that vest within 60 days of March 31, 2014.
(10)	Consists of (i) options exercisable for 46,038 shares of common stock within 60 days of March 31, 2014, and (ii) 2,673 shares of common stock issuable upon the settlement of restricted stock units that vest within 60 days of March 31, 2014.
(11)	Consists of (i) options exercisable for 9,299 shares of common stock within 60 days of March 31, 2014, and (ii) 1,412 shares of common stock issuable upon the settlement of restricted stock units that vest within 60 days of March 31, 2014.
(12)	Includes (i) options exercisable for 22,723 shares of common stock within 60 days of March 31, 2014 held by Mr. Weiss, (ii) 2,953 shares of common stock issuable upon the settlement of restricted stock units that vest within 60 days of March 31, 2014 held by Mr. Weiss, and (iii) 10,746,863 shares of common stock held by Foundation Capital IV, L.P., 84,866 shares of common stock held by FC IV Active Advisors Fund, LLC, 91,204 shares of common stock held by Foundation Capital IV Principals Fund, LLC, 1,326,357 shares of common stock held by Foundation Capital VI, L.P., and 14,818 shares of common stock held by Foundation Capital VI Principals Fund, LLC, as reflected in footnote 1 above. Mr. Weiss is a managing member of Foundation Capital Management Co. IV, LLC and Foundation Capital Management Co. VI, LLC.
(13)	Consists of (i) 16,250 shares of common stock held by Mr. Werner, (ii) options exercisable for 30,640 shares of common stock within 60 days of March 31, 2014, and (iii) 2,815 shares of common stock issuable upon the settlement of restricted stock units that vest within 60 days of March 31, 2014.
(14)	Includes (i) options exercisable for 2,104,452 shares of common stock within 60 days of March 31, 2014, and (ii) 25,623 shares of common stock issuable upon the settlement of restricted stock units that vest within 60 days of March 31, 2014.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative provide information about the compensation provided to the following executive officers, to whom we refer collectively in this prospectus as the “named executive officers”:

•	Scott A. Lang, our Chairman of our Board of Directors, President and Chief Executive Officer (our “CEO”);

•	James P. Burns, our Executive Vice President and Chief Financial Officer; and

•	John R. Joyce, our Vice Chairman and Executive Vice President.

We operate in a highly competitive business environment, which is characterized by frequent technological advances, rapidly changing market requirements, and the emergence of new market entrants. To succeed in this environment, we must continually develop and refine new and existing products and services, devise new business models, and demonstrate an ability to quickly identify and capitalize on new business opportunities. To achieve these objectives, we need a highly talented and seasoned team of technical, sales, marketing, operations, and other business professionals.

We compete with many other companies in seeking to attract and retain a skilled management team. To meet this challenge, we have embraced a compensation philosophy of offering our executive officers competitive compensation and benefits packages that are focused on long-term value creation and rewarding them for achieving our financial and strategic objectives.

We observe the following core principles in formulating our compensation policies and making compensation decisions:

•	creating a direct and meaningful link between company business results, individual performance, and rewards;

•	providing for significant differentiation in compensation opportunities for performance that is below, at, and above target levels;

•	providing equity awards that establish a clear alignment between the interests of our executive officers and our stockholders;

•	ensuring that compensation plans and arrangements are simple to communicate and understand; and

•	offering total compensation that is competitive and fair.

2013 Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the Named Executive Officers for services rendered in all capacities for 2013, 2012 and 2011.

Name and Principal Position	Fiscal Year	Base Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)		Stock Awards ($)(1)	Option Awards ($)(2)		All Other Compensation ($)	Total ($)
Scott A. Lang	2013	$533,333	$—	$241,171	(4)	$2,208,863	$1,384,843	(7)	$—	$4,368,210
Chairman of our Board of Directors, President and Chief Executive Officer	2012 2011	493,750 470,833	— —	468,001 193,640	(5) (6)	— —	— 1,994,921		— —	961,751 2,659,394

James P. Burns(3)	2013	128,717	—	17,969	(4)	1,538,460	1,123,320		—	2,808,466
Executive Vice President and Chief Financial Officer

John R. Joyce	2013	400,000	—	89,325	(4)	1,118,650	1,104,410	(7)	—	2,712,385
Vice Chairman and Executive Vice President	2012	400,000	—	205,496	(5)	—	—		—	605,496
	2011	400,000	—	34,000	(6)	—	—		31,978	465,978

(1)	The amounts reported in the Stock Awards column represent the grant date fair value of the stock awards granted to the named executive officers during 2011, 2012 and 2013 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. Note that the amounts reported in this column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value that may be received by the named executive officers from the awards.
(2)	The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the named executive officers during 2011, 2012 and 2013 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 9 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the named executive officers from the options.
(3)	Mr. Burns was hired as our Executive Vice President and Chief Financial Officer in September 2013.
(4)	Messrs. Lang, Burns and Joyce participated in the 2013 Bonus Plan, which consisted of two six-month performance periods: January 1, 2013 through June 30, 2013 and July 1, 2013 through December 31, 2013. Mr. Burns participated only in the second performance period. The bonus pool for each performance period was to be funded based on our actual performance as measured against four corporate financial and strategic objectives. Three of these objectives (customer satisfaction, billings and gross margin on billings) would fund the bonus pool only if the target performance level was achieved. The other objective (increasing market share) would fund the bonus pool on a sliding scale between threshold (80%) and target (100%) level achievement. Our CEO recommended (except with respect to his own award), and our Compensation Committee approved, awards under the 2013 Bonus Plan. The bonuses of $241,171, $17,969 and $89,325 to be paid to Messrs. Lang, Burns and Joyce, respectively, under the 2013 Bonus Plan, were paid in restricted stock unit awards for shares of our common stock. The restricted stock units for the first performance period were granted on August 22, 2013 and the number of shares granted was determined based on the closing price of our stock on the day prior to the date of grant. The restricted stock units for the second performance period were granted on April 10, 2014, and the number of shares granted was determined based on the closing price of our stock on the date of grant.
(5)	Messrs. Lang and Joyce participated in the 2012 Bonus Plan, which consisted of two six-month performance periods: January 1, 2012 through June 30, 2012 and July 1, 2012 through December 31, 2012. The bonus pool for each performance period was to be funded based on our actual performance as measured against four corporate financial and strategic objectives. Three of these objectives (customer satisfaction, billings and gross margin on billings) would fund the bonus pool only if the target performance level was achieved. The other objective (increasing market share) would fund the bonus pool on a sliding scale between threshold (80%) and target (100%) level achievement. Our CEO recommended (except with respect to his own award), and our Compensation Committee approved, awards under the 2012 Bonus Plan. The bonuses of $468,001 and $205,496 to be paid to Messrs. Lang and Joyce, respectively, under the 2012 Bonus Plan, were paid in restricted stock unit awards for shares of our common stock with the number of shares determined based on our initial public offering price of $17.00. These restricted stock units were granted on March 12, 2013, the day that the registration statement for our initial public offering was declared effective.
(6)	Messrs. Lang and Joyce participated in the 2011 Bonus Plan, which consisted of two six-month performance periods: January 1, 2011 through June 30, 2011 and July 1, 2011 through December 31, 2011. The bonus pool for each performance period was to be funded based on our actual performance as measured against four corporate financial and strategic objectives. Three of these objectives (customer satisfaction, billings and gross margin on billings) would fund the bonus pool only if the target performance level was achieved. The other objective (increasing market share) would fund the bonus pool on a sliding scale between threshold (80%) and target (100%) level achievement. Our CEO recommended (except with respect to his own award), and our Compensation Committee agreed, not to make incentive awards to Messrs. Lang and Joyce for the first half of 2011 but did approve awards to Messrs. Lang and Joyce for the second half of 2011. The bonuses of $193,640 and $34,000 to be paid to Messrs. Lang and Joyce, respectively, under the 2011 Bonus Plan were paid in restricted stock unit awards for shares of our common stock with the number of shares determined based on our initial public offering price of $17.00. These restricted stock units were granted on March 12, 2013, the day that the registration statement for our initial public offering was declared effective.
(7)	In 2013, as approved by our Board of Directors, we modified the stock options held by current employees and directors as of the date of our initial public offering with an exercise price of $34.90 per share or greater to reduce the exercise price to a price equal to the initial public offering price of $17.00 per share, which resulted in the modification of certain options granted to Messrs. Lang and Joyce. Amount reflected includes the incremental value of modified options.

In March 2014, the Compensation Committee also approved the grant of performance stock units to certain executive officers, including Mr. Lang, which will vest upon the achievement of certain 2014 corporate financial objectives.

2013 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of the named executive officers, information regarding outstanding stock options and other equity awards held as of December 31, 2013.

Name	Option Awards— Number of Securities Underlying Unexercised Options (#) Exercisable	Option Awards— Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Awards— Option Exercise Price ($)		Option Awards — Option Expiration Date	Stock Awards— Number of Shares or Units of Stock That Have Not Vested (#)		Stock Awards— Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Scott A. Lang	123,625	—		$1.10		05/31/2017
	120,000	—		1.10		12/13/2017
	47,708	—		3.60		12/22/2018
	92,292	—		3.60		12/22/2018
	68,538	—		17.00	(4)	01/21/2020
	2	1,459	(2)	17.00	(4)	01/21/2020
	58,333	19,023	(2)	17.00	(4)	02/17/2021
	—	2,643	(2)	17.00	(4)	02/17/2021
	28,437	36,563	(3)	17.00		03/11/2023
	—	37,500	(3)	20.43		12/15/2023
							6,250	(5)	$131,250
							112,400	(6)	2,360,400
							6,250	(7)	131,250

James P. Burns	—	148,000	(3)	15.26		09/15/2023
							74,000	(6)	1,554,000

John R. Joyce	178,751	39,259	(3)	17.00	(4)	10/19/2020
	—	1,990	(3)	17.00		10/19/2020
	8,125	1,875	(3)	17.00	(4)	11/01/2020
	9,843	12,657	(3)	17.00		03/11/2023
							20,000	(8)	420,000
							2,345	(6)	49,245
							50,000	(7)	1,050,000
							10,000	(9)	210,000

(1)	Represents the fair market value of the unvested restricted stock units as of December 31, 2013 and assumes the fair market value of our common stock was $21.00 per share, the closing price of our common stock on December 31, 2013.
(2)	These stock options vest over a four-year period as follows: 1/48th of the shares of common stock underlying the options vest each month.
(3)	These stock options vest over a four-year period as follows: 25% of the shares of common stock underlying the options vest on the first anniversary of the date of grant and thereafter 1/48th of the shares of common stock underlying the options vest each month.
(4)	In 2013, as approved by our Board of Directors, we modified the stock options held by current employees and directors as of the date of our initial public offering with an exercise price of $34.90 per share or greater to reduce the exercise price to a price equal to the initial public offering price of $17.00 per share, which resulted in the modification of each of the options granted to the named executive officer in 2010 and 2011.
(5)	These restricted stock unit awards vest over a four-year period as follows: 25% of the shares of common stock subject the award vest on each of the first four anniversaries of the award’s vesting commencement date.
(6)	These restricted stock unit awards vest as follows: 25% of the shares subject to the award vest on the first anniversary of the date of grant and thereafter 1/16th of the shares subject to the award vest quarterly.
(7)	These restricted stock unit awards vests as follows: 50% of the shares subject to the award vest on the first anniversary of the grant date, and the remaining 50% of the shares subject to the award vest on the second anniversary of the grant date.
(8)	These restricted stock unit awards vests as follows: 25% of the shares subject to the award vest on the earlier to occur of (i) the closing our initial public offering, or (ii) two years from the grant date, and the remaining 75% of the shares subject to the award vest on each subsequent anniversary following the first anniversary of the grant date in three equal installments.
(9)	These restricted stock unit awards vest as follows: 100% of the shares subject to the award vest on the first anniversary of the grant date.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table includes information as of December 31, 2013 for equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	7,485,793	$11.88	(2)	2,910,628	(3)
Equity compensation plans not approved by security holders	—	—		—
Total	7,485,793	$11.88		2,910,628

(1)	Includes 2,759,548 shares subject to restricted stock units.
(2)	The weighted average exercise price relates solely to outstanding stock option shares since shares subject to restricted stock units have no exercise price.
(3)	Includes 400,000 shares of common stock that remain available for purchase under the 2012 Employee Stock Purchase Plan and 2,510,628 shares of common stock that remain available for purchase under our 2012 Equity Incentive Plan. Additionally, our 2012 Equity Incentive Plan provides for automatic increases in the number of shares available for issuance under it on January 1 of each nine calendar years during the term of the 2012 Equity Incentive Plan by the lesser of 4% of the number of shares of common stock issued and outstanding on each December 31 immediately prior to the date of increase or the number determined by our Board of Directors. Similarly, on January 1 of each calendar year, the aggregate number of shares of our common stock reserved for issuance under our 2012 Employee Stock Purchase Plan shall be increased automatically by the number of shares equal to 1% of the total number of outstanding shares of our common stock on the immediately preceding December 31st (rounded down to the nearest whole share).

Employment Arrangements

We have entered into employment offer letters with each of the named executive officers in connection with his or her commencement of employment with us. With the exception of his own arrangement, each of these offer letters was negotiated on our behalf by our CEO, with the oversight and approval of our Board of Directors or our Compensation Committee.

Typically, these arrangements provided for at-will employment and included the named executive officer’s initial base salary, a discretionary annual incentive bonus opportunity, and standard employee benefit plan participation. These arrangements also provided for a recommended stock option and/or restricted stock grant to be submitted to our Board of Directors or our Compensation Committee for approval, with an exercise price, in the case of stock options, equal to the fair market value of our common stock on the date of grant and subject to our specified vesting requirements. These offers of employment were each subject to execution of our standard confidential information and invention assignment agreement.

In the case of our CEO, these arrangements also contained provisions that provide for certain payments and benefits in the event of certain terminations of employment, including a termination of employment following a change in control of our company. These post-employment compensation provisions have been superseded as a result of our CEO having entered into a new severance and change in control agreement with us. For a summary of the material terms and conditions of these agreements, as well as an estimate of the potential payments and benefits payable to the named executive officers under these arrangements, see “—Potential Payments upon Termination or Change in Control” below.

Executive Severance and Change in Control Agreements

Each of the named executive officers is eligible to receive certain severance payments and benefits in connection with his or her termination of employment under various circumstances, including following a change in control of our company, under our severance and change in control arrangements.

The estimated potential severance payments and benefits payable to each named executive officer in the event of termination of employment as of December 31, 2013 pursuant to his individual severance and change in control arrangement are described below.

The actual amounts that would be paid or distributed to the named executive officers as a result of one of the termination events occurring in the future may be different than those presented below as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include the named executive officer’s base salary and the market price of our common stock. Although we have entered into written arrangements to provide severance payments and benefits to the named executive officers in connection with a termination of employment under particular circumstances, we, or an acquiror, may mutually agree with the named executive officers on severance terms that vary from those provided in these pre-existing arrangements. Finally, in addition to the amounts presented below, each named executive officer would also be able to exercise any previously-vested stock options that he or she held. For more information about the named executive officers outstanding equity awards as of December 31, 2013, see “—2013 Outstanding Equity Awards at Fiscal Year-End Table.”

Along with the severance payments and benefits described in a named executive officer’s individual severance and change in control arrangement, these executive officers are eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay, in accordance with those plans and policies.

Our approach for severance and change in control benefits provides for the payment of severance and other benefits to designated executive officers in the event of an involuntary termination of employment, including in certain situations upon, following, or in connection with a change in control of our company. Pursuant to the current terms and conditions of this approach, upon the execution of an appropriate release of claims and the continued obligations under certain restrictive covenants regarding confidentiality and non-solicitation, a participating executive officer would be entitled to receive the following payments and benefits.

In the event that any of the payments or benefits payable to designated executive officers would be subject to the excise tax imposed by Section 4999 of the Code, then those payments and benefits will be either (i) delivered in full or (ii) reduced so that no portion of the payments and benefits delivered would be subject to the excise tax, with first a pro rata reduction of cash payments subject to Section 409A of the Code as deferred compensation and cash payments not subject to Section 409A of the Code, and then pro rata cancellation of equity-based compensation subject to Section 409A of the Code as deferred compensation and equity-based compensation not subject to Section 409A of the Code, whichever of the foregoing amounts, after taking into account all relevant taxes, results in the greatest after-tax benefit to the executive officer.

Involuntary Termination of Employment

In the event of an involuntary termination of employment (a termination of employment by us without “cause” or a constructive termination of employment), provided that he executes our standard release of claims, Mr. Lang would be eligible to receive:

•	a cash payment equal to 12 months of his base salary as in effect as of the date of termination, and a pro rata portion of the actual bonus that he would have earned for the year of termination;

•	reimbursement for continued employee welfare benefits for a period of 12 months; and

•	accelerated vesting of that number of shares of our common stock underlying any then-outstanding unvested stock options and other unvested equity awards equal to the greater of (i) the number of shares that would have vested if he had remained employed for 12 months after the date of termination, (ii) 50% of the number of shares underlying any then-outstanding unvested stock options and other unvested equity awards, or (iii) full accelerated vesting of any outstanding unvested equity awards for which less than one quarter of the original award remains unvested at the time of such acceleration.

In the event of an involuntary termination of employment (a termination of employment by us without “cause” or a constructive termination of employment), provided that the executive officer executes our standard release of claims, the other named executive officers would be eligible to receive:

•	a cash payment equal to 12 months of his or her base salary as in effect as of the date of termination, and a pro rata portion of the actual bonus that he or she would have earned for the year of termination;

•	reimbursement for continued employee welfare benefits for a period of 12 months; and

•	accelerated vesting of that number of shares of our common stock underlying any then-outstanding unvested stock options and other unvested equity awards equal to the number of shares that would have vested if he or she had remained employed for 12 months after the date of termination.

Involuntary Termination of Employment in Connection with Change in Control

In the event of an involuntary termination of employment (a termination of employment by us without “cause” or a constructive termination of employment) within the two-month period prior to or the 12-month period following a change in control of our company, provided that the executive officer executes our standard release of claims, the named executive officers would be eligible to receive:

•	a cash payment equal to 12 months of his or her base salary as in effect as of the date of termination, and a pro rata portion of the actual bonus that he or she would have earned for the year of termination;

•	reimbursement for continued employee welfare benefits for a period of 12 months; and

•	accelerated vesting of all of the shares of our common stock underlying any then-outstanding unvested stock options and other unvested equity awards.

In addition, an acquiror may require a three-month transition period for all participants before the severance payment or benefits would be made.

Potential Payments and Benefits Upon Termination of Employment or Change in Control of Our Company

The following table sets forth the potential (estimated) payments and benefits to which the named executive officers would have been entitled assuming termination of their employment as of December 31, 2013, as specified under their respective severance and change in control arrangement or offer letter, as applicable.

Triggering Event(1)	Scott A. Lang(2)	James P. Burns (3)	John R. Joyce(4)
Involuntary Termination of Employment
Base Salary	$540,000	$400,000	$400,000
Annual Cash Bonus	540,000	200,000	200,000
Accelerated Vesting of Stock Options(5)	156,176	265,475	194,996
Accelerated Vesting of Restricted Stock	1,265,502	388,500	1,174,698
Continued Employee Benefits	27,433	9,107	27,433

Total Value	$2,529,111	$1,263,082	$1,997,127

Involuntary Termination of Employment in Connection With Change in Control
Base Salary	$540,000	$400,000	$400,000
Annual Cash Bonus	540,000	200,000	200,000
Accelerated Vesting of Stock Options(5)	260,127	849,520	223,124
Accelerated Vesting of Restricted Stock	2,622,900	1,554,000	1,729,245
Continued Employee Benefits	27,433	9,107	27,433

Total Value	$3,990,460	$3,012,627	$2,579,802

(1)	Assumes the date of termination of employment was December 31, 2013 and the fair market value of our common stock on December 31, 2013 was $21.00 per share.
(2)	For purposes of this analysis, Mr. Lang’s compensation is assumed to be as follows: base salary equal to $540,000, an annual target cash bonus of $540,000, outstanding unvested stock options covering 97,188 shares of our common stock and outstanding unvested restricted stock unit awards covering 124,900 shares of our common stock.
(3)	For purposes of this analysis, Mr. Burns’ compensation is assumed to be as follows: base salary equal to $400,000, an annual target cash bonus of $200,000, outstanding unvested stock options covering 148,000 shares of our common stock and an outstanding unvested restricted stock unit award covering 74,000 shares of our common stock.
(4)	For purposes of this analysis, Mr. Joyce’s compensation is assumed to be as follows: base salary equal to $400,000, an annual target cash bonus of $200,000, outstanding unvested stock options covering 55,781 shares of our common stock and outstanding unvested restricted stock unit awards covering 82,345 shares of our common stock.
(5)	The value of accelerated vesting is calculated based on the fair market value of our common stock on December 31, 2013 of $21.00 per share less, if applicable, the exercise price of each outstanding, unvested stock option.

TRANSACTIONS WITH RELATED PARTIES, FOUNDERS AND CONTROL PERSONS

In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation,” the following is a description of transactions since January 1, 2013 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest or such other persons as may be required to be disclosed pursuant to Item 404 of Regulation S-K, which we refer collectively refer to as related parties.

Warrant Termination and Concurrent Private Placement

Prior to our IPO, entities affiliated with Foundation Capital, together “Foundation Capital”, beneficially owned 32.7% of our common stock. Foundation Capital held warrants to purchase 41,993 shares of our Series A Preferred Stock and 333,333 shares of our Series C Preferred Stock. We entered into a warrant amendment agreement by which all such warrants terminated immediately prior to the effectiveness of our IPO in exchange for the aggregate payment by us of $12.0 million to these entities.

We also entered into a private placement purchase agreement whereby Foundation Capital purchased an aggregate of $12.0 million of shares of our common stock at the same price as the price offered to the public, or 705,881 shares based on the IPO price of $17.00 per share. This private placement purchase was consummated on the same day that our IPO closed.

We entered into these transactions in order to obtain the consent of Foundation Capital to make certain changes to increase the authorized number of shares of our common stock, implement a reverse stock split and approve certain matters necessary for us to proceed with our IPO. We believe that entering into these transactions was in the best interests of our company and our stockholders. Stockholder approval was obtained for these transactions.

Review, Approval or Ratification of Transactions with Related Parties

The charter of our Audit Committee requires that any transaction with a related party that must be reported under applicable rules of the SEC, other than compensation related matters, must be reviewed and approved or ratified by our Audit Committee. The Audit Committee has not adopted policies or procedures for review of, or standards for approval of, these transactions.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Silver Spring Networks under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Silver Spring Networks specifically incorporates it by reference.

The Audit Committee has reviewed and discussed with our management and Ernst & Young LLP our audited consolidated financial statements for the year ended December 31, 2013. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by SAS No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Richard A. Simonson, Chair

Corbin A. McNeill, Jr.

Peter Van Camp

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Silver Spring Network’s bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Silver Spring Networks, Inc., 555 Broadway Street, Redwood City, California 96043, Attn: Corporate Secretary.

To be timely for the 2015 annual meeting, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of Silver Spring Networks not earlier than 5:00 p.m. Pacific Time on February 20, 2015 and not later than 5:00 p.m. Pacific Time on March 22, 2015. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Silver Spring Networks’ bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2015 annual meeting must be received by us not later than December  22, 2014 in order to be considered for inclusion in our proxy materials for that meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2013, except that the Form 3 and two Form 4s, covering a grant of options and a grant of restricted stock units, for James P. Burns were filed late.

Available Information

We will mail without charge, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2013, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Investor Relations

Silver Spring Networks, Inc.

555 Broadway Street

Redwood City, California 94063

The annual report on Form 10-K is also available on the Investor Relations section of our website, which is located at http://ir.silverspringnet.com.

“Householding”—Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

This year, a number of brokers with account holders who are Silver Spring Networks stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of the 2013 annual report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Computershare, either by calling toll-free (877) 373-6374, or by writing to Computershare, Householding Department, P.O. Box 30170, College Station, TX, 77842.

Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, the 2013 annual report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, the 2013 annual report on Form 10-K and other proxy materials, you may write or call our Investor Relations department at 555 Broadway Street, Redwood City, California 94063, Attn: Investor Relations, telephone number (650) 839-4333.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Investor Relations department at the address or telephone number listed above.

STOCKHOLDER COMMUNICATIONS

Any stockholder wishing to communicate with our Board of Directors may write to our Board of Directors at Silver Spring Networks, Inc., 555 Broadway Street, Redwood City, California 94063. Our Corporate Secretary will forward these letters and emails directly to our Board of Directors. Stockholders may indicate in their letters and email messages if their communication is intended to be provided to certain director(s) only. We reserve the right not to forward to our Board of Directors any abusive, threatening or otherwise inappropriate materials.

OTHER MATTERS

The Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to our Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SILVER SPRING NETWORKS, INC.
555 BROADWAY STREET
REDWOOD CITY, CA 94063
VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 4, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/ssni2014
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 4, 2014. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M70844-P51176
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
SILVER SPRING NETWORKS, INC.
For All
Withhold All
For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors
Nominees:
1. Scott A. Lang
2. Warren M. Weiss
3. Thomas H. Werner
The Board of Directors recommends you vote FOR proposals 2 and 3:
For Against Abstain
2. To re-approve the provisions of the Company’s 2012 Equity Incentive Plan related to Section 162(m) of the Internal Revenue Code of 1986, as amended, to preserve our ability to receive corporate income tax deductions that may become available pursuant to Section 162(m).
3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014.
NOTE: The proxies may vote in their discretion upon any and all other matters that may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting of Stockholders and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.
M70845-P51176
SILVER SPRING NETWORKS, INC.
Annual Meeting of Stockholders
June 5, 2014 2:00 PM PDT
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) James P. Burns and Richard S. Arnold, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SILVER SPRING NETWORKS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, PDT on June 5, 2014, at www.virtualshareholdermeeting.com/ssni2014, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side